Exhibit 99.1

                        Wellsford Real Properties, Inc.
               535 Madison Avenue, 26th Floor, New York, NY 10022
                       212-838-3400    Fax 212-421-7244

FOR IMMEDIATE RELEASE:
----------------------


                         WELLSFORD REAL PROPERTIES, INC.
                        REPORTS THIRD QUARTER 2003 INCOME
                        ---------------------------------

NEW YORK, November 13, 2003-Wellsford Real Properties, Inc. (AMEX: "WRP") reported third quarter 2003 revenues of $14,911,884 and net income of $2,434,285, or $0.38 per basic and diluted share. For the corresponding quarter in 2002, WRP reported comparable revenues of $8,158,037 and a net loss of $(798,394), or $(0.12) per basic and diluted share.

For the nine months ended September 30, 2003, WRP reported revenues of $28,853,068 and net income of $1,828,522, or $0.28 per basic and diluted share. For the corresponding 2002 period, WRP reported comparable revenues of $21,937,520 and a net loss of $(2,768,194), or $(0.43) per basic and diluted share.

Third Quarter 2003 and Subsequent Activities

Wellsford/Whitehall
-------------------

At September 30, 2003, WRP had a 32.59% ownership interest in
Wellsford/Whitehall, a private joint venture that owns and operates 25 properties (including 17 office properties, five retail properties and three land parcels) aggregating approximately 2,752,000 square feet of improvements.

During the nine months ended September 30, 2003, Wellsford/Whitehall sold 11 properties for gross proceeds of approximately $174,290,000. The net effect of these sales to WRP's results was pre-tax income of approximately $1,400,000 and after-tax income of approximately $900,000 for the nine months ended September 30, 2003. No assets were sold by Wellsford/Whitehall during the three months ended September 30, 2003.

Wellsford/Whitehall had total assets of $391,036,000 and debt of $201,986,000 at September 30, 2003. At December 31, 2002, total assets and debt were $557,319,000 and $368,359,000, respectively.

The stabilized portfolio occupancy was 73% at September 30, 2003 based upon 2,206,000 gross leasable square feet (approximately 546,000 square feet is under renovation).

Wellsford Development
---------------------

During the third quarter of 2003, WRP sold 27 condominium units at the Silver Mesa phase of Palomino Park for gross proceeds of $5,980,000. WRP sold 14 units for gross proceeds of $2,977,000 in the comparable 2002 period. For the nine months ended September 30, 2003, and 2002, WRP sold 43 and 34 units respectively for gross proceeds of $9,637,000 and $7,301,000, respectively. Through September 30, 2003, 196 units have been sold and 68 units remain to be sold.

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The Blue Ridge, Red Canyon and Green River phases of Palomino Park were 91%
occupied at September 30, 2003. In order to maintain occupancy at this level, WRP continued to offer concessions on all new and renewal leases.

Wellsford Capital
-----------------

During September 2003, the 277 Park Avenue mezzanine loan was prepaid by the borrower. WRP's participation in that loan was $25,000,000 and bore interest at 12.00% per annum with a stated maturity of May 2007. Pursuant to the terms of the loan, WRP received a yield maintenance penalty of $4,368,000 which is included in interest revenue for the three and nine months ended September 30, 2003. This loan would have provided $767,000 of interest revenue in the fourth quarter of 2003 and $3,042,000 for future annual periods to May 2006 for the Wellsford Capital SBU and WRP's consolidated statement of operations.

Second Holding, a special purpose finance company in which WRP has an approximate 51% equity interest, purchased (net of repayments and releases of escrow reserves) approximately $23,473,000 of investments in real estate and other asset-backed securities during 2003 for a total investment balance of $1,809,231,000 at September 30, 2003. At September 30, 2003, approximately 93% of the investments were rated AAA or AA by Standard & Poor's and no investments were rated lower than A-.

In July 2003, WRP sold the Salem, New Hampshire property, one of the two remaining real estate assets from WRP's 1998 merger with Value Property Trust. The net sales price for this asset was approximately $4,100,000 and WRP utilized $22,000 of its existing impairment reserve. The remaining impairment reserve balance of approximately $2,153,000 is available for the Philadelphia, Pennsylvania asset. As a result of this sale and the expectation that WRP will sell the Philadelphia, Pennsylvania property, WRP classified these assets as discontinued operations effective June 30, 2003 and changed the prior period statements of operations and balance sheet to conform to this presentation.

In October 2000, WRP, with a 10% equity interest, and an affiliate of Prudential Life Insurance organized a new venture ("Clairborne Fordham") which provided an aggregate of $34,000,000 of mezzanine financing, due October 2, 2003, for the construction of Fordham Tower, a 50-story, 244 unit, luxury condominium apartment project on Chicago's near northside ("Fordham Tower"). Construction is complete and through September 30, 2003 gross sales proceeds of approximately $152,300,000 had been received by the borrower. The remaining unsold collateral consist of five standard units, 13 penthouses, six townhouses, 12,000 square feet of retail space and a 200 space commercial parking facility.

Clairborne Fordham has negotiated an amended loan agreement, subject tp final signatures, extending the loan to December 31, 2004 and the borrower made a partial principal payment of approximately $4,600,000. The amended terms provide for the placement of a first mortgage lien on the project, no interest to be accrued after September 30, 2003 and for the borrower to add to the existing principal amount the additional interest due Clairborne Fordham at September
30, 2003 of approximately $19,240,000. WRP's share of such additional interest including fees could be approximately $3,000,000 depending upon the amount and timing of project proceeds. In lieu of interest after September 30, 2003, Clairborne Fordham will also participate in additional cash flow, as defined, if earned from net sales proceeds of the project. The agreement provides for all proceeds after project costs to be first applied to payment in full of the loan and the additional interest to Clairborne Fordham before any sharing of project cash flow with the borrower. The Company has concluded that its interest in this venture is not impaired at September 30, 2003.

Corporate
---------

Commenting on the activities of the third quarter, Jeffrey H. Lynford, Chairman of the Board, stated, "We have reportable income for both the three and nine month periods, which is primarily the result of the receipt of a $4.4 million prepayment penalty on the 277 Park Avenue mezzanine loan and from increased condo sales at our

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

Palomino Park project. Occupancy at our residential units continues to be low as a result of economic difficulties in the Denver market and we are not seeing any sign of fiscal improvements in leasing activity in the New Jersey or suburban Boston office markets of Wellsford/Whitehall. WRP has $81.4 million of cash on the balance sheet at September 30, 2003 or $12.61 per share."

Wellsford Real Properties, Inc. is a real estate merchant banking firm organized in 1997 and headquartered in New York City which acquires, develops, finances and operates real estate properties and organizes and invests in private and public real estate companies.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following, which are discussed in greater detail in the "Risk Factors" section of the Company's registration statement on Form S-3 (file No. 333-73874) filed with the Securities and Exchange Commission ("SEC") on December 14, 2001, as may be amended, which is incorporated herein by reference: general and local economic and business conditions, which will, among other things, affect demand for commercial and residential properties, availability and credit worthiness of prospective tenants, lease rents and the availability and cost of financing; ability to find suitable investments; competition; risks of real estate acquisition, development, construction and renovation including construction delays and cost overruns; ability to comply with zoning and other laws; vacancies at commercial and multifamily properties; dependence on rental income from real property; the risk of inflation in operating expenses, including, but not limited to, energy, water and insurance; the availability of insurance coverages; adverse consequences of debt financing including, without limitation, the necessity of future financings to repay maturing debt obligations; inability to meet financial and valuation covenants contained in loan agreements; inability to repay financings; risks of investments in debt instruments, including possible payment defaults and reductions in the value of collateral; uncertainties pertaining to debt investments, including, but not limited to the WTC Certificates, including scheduled interest payments, the ultimate repayment of principal, adequate insurance coverages, the ability of insurers to pay claims and effects of changes in ratings from rating agencies; risks associated with the ability to renew or obtain necessary credit enhancements from third parties; risks of subordinate loans; risks of leverage; risks associated with equity investments in and with third parties; risks associated with our reliance on joint venture partners including, but not limited to, the inability to obtain consent from partners for certain business decisions, reliance on partners who are solely responsible for the books, records and financial statements of such ventures, the potential risk that our partners may become bankrupt, have economic or other business interests and objectives which may be inconsistent with those of the Company and our partners being in a position to take action contrary to our instructions or requests; availability and cost of financing; interest rate risks; demand by prospective buyers of condominium and commercial properties; inability to realize gains from the real estate assets held for sale; lower than anticipated sales prices; inability to close on sales of properties; illiquidity of real estate investments; the risks of seasonality on the Company's ability to sell condo units; environmental risks; and other risks listed from time to time in the Company's reports filed with the SEC. Therefore, actual results could differ materially from those projected in such statements.

Press Contact:    Mark P. Cantaluppi
                  Wellsford Real Properties, Inc.
                  Vice President, Chief Accounting Officer & Director of
                    Investor Relations
                  (212) 838-3400

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
                        Wellsford Real Properties, Inc.
                              Financial Highlights
                                  (unaudited)


                                                             For the Three Months Ended                  For the Nine Months Ended
Consolidated Statements of Operations                              September 30,                               September 30,
-------------------------------------                        --------------------------                  ------------------------
                                                               2003               2002                     2003            2002
                                                               ----               ----                     ----            ----
REVENUES
   Rental revenue ..................................      $  3,377,304       $  3,977,916            $ 10,883,629    $ 11,060,724
   Revenue from sales of residential units .........         5,980,221          2,977,451               9,637,360       7,301,305
   Interest revenue ................................         5,310,401          1,002,588               7,209,551       3,113,400
   Fee revenue .....................................           243,958            200,082               1,122,528         462,091
                                                          ------------       ------------            ------------    -------------
      Total revenues ...............................        14,911,884          8,158,037              28,853,068      21,937,520
                                                          ------------       ------------            ------------    -------------

COSTS AND EXPENSES
   Cost of sales of residential units ..............         5,070,294          2,699,273               8,251,025       6,637,991
   Property operating and maintenance ..............         1,406,083          1,381,916               3,689,070       3,702,953
   Real estate taxes ...............................           338,745            326,433               1,044,711         987,589
   Depreciation and amortization ...................         1,209,475          1,283,644               4,644,296       3,741,955
   Property management .............................            67,869            122,089                 219,156         339,375
   Interest ........................................         1,663,247          1,455,288               4,916,993       4,404,098
   General and administrative ......................         1,452,835          1,649,572               4,377,913       4,981,412
                                                          ------------       ------------            ------------     ------------
      Total costs and expenses .....................        11,208,548          8,918,215              27,143,164      24,795,373
                                                          ------------       ------------            ------------     ------------
Income from joint ventures  ........................           576,330            505,283               2,911,625       1,255,068
                                                          ------------       ------------            ------------     ------------
Income (loss) before minority interest, income taxes,
   accrued distributions and amortization of costs
   on Convertible Trust Preferred Securities and
   discontinued operations .........................         4,279,666          (254,895)              4,621,529       (1,602,785)

Minority interest benefit ..........................            16,137             13,206                 57,486           84,653
                                                          ------------       ------------            ------------     ------------
Income (loss) before income taxes, accrued
   distributions and amortization of costs on
   Convertible Trust Preferred Securities
   and discontinued operations .....................         4,295,803           (241,689)              4,679,015      (1,518,132)
Income tax expense .................................         1,654,000             75,000               1,843,000          37,000
                                                          ------------       ------------             -----------      ------------
Income (loss) before accrued distributions and
   amortization of costs on Convertible Trust
   Preferred Securities and discontinued
   operations .......................................        2,641,803           (316,689)              2,836,015      (1,555,132)
Accrued distributions and amortization of costs
   on Convertible Trust Preferred Securities,
   net of income tax benefit of $330,000, $105,000,
   $540,000 and $315,000, respectively ..............          194,954            419,954               1,034,861       1,259,861
                                                          ------------       ------------             -----------      -----------
Income (loss) from continuing operations ............        2,446,849           (736,643)              1,801,154      (2,814,993)

(Loss) income from discontinued operations,
   net of income tax expense (benefit) of
   $4,000, $(15,000), $14,000 and $12,000,
   respectively ....................................           (12,564)           (61,751)                 27,368          46,799
                                                          ------------       ------------             -----------      -----------

Net income (loss) ..................................      $  2,434,285       $   (798,394)           $  1,828,522     $(2,768,194)
                                                          ============       ============            ============      ============
Per share amounts, basic and diluted:
  Income (loss) from continuing operations .........      $       0.38       $      (0.11)           $       0.28     $     (0.44)
  (Loss) income from discontinued operations .......                --              (0.01)                     --            0.01
                                                          ------------       ------------             -----------      -----------
  Net income (loss) ................................      $       0.38       $      (0.12)           $       0.28     $     (0.43)
                                                          ============       ============            ============     =============
Weighted average number of common shares
  outstanding:
  Basic ............................................         6,455,074          6,449,206               6,453,643       6,432,094
                                                          ============       ============             ===========      ============
  Diluted ..........................................         6,456,818          6,449,206               6,454,424       6,432,094
                                                          ============       ============             ===========      ============

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
                        Wellsford Real Properties, Inc.
                              Financial Highlights
                                  (continued)


Summary of Consolidated                 September 30,             December 31,
 Balance Sheet Data                         2003                      2002*
------------------------------         ---------------          ---------------
                                        (unaudited)               (audited)

Real estate, net  ..................   $   133,334,533          $   143,842,012
Notes receivable  ..................   $     3,096,000          $    28,612,000
Assets held for sale................   $     2,293,585          $     6,255,666
Investment in joint ventures........   $    94,664,999          $    94,180,991
Cash and cash equivalents...........   $    81,412,662          $    38,581,841
Total assets........................   $   333,854,744          $   332,775,043
Mortgage notes payable..............   $   109,856,643          $   112,232,830
Convertible Trust Preferred
  Securities........................   $    25,000,000          $    25,000,000
Total shareholders' equity..........   $   178,857,489          $   176,567,297
Other information:
  Common shares outstanding.........         6,455,074                6,450,586
  Book value per share (unaudited)..   $         27.71          $         27.37
  Enterprise assets (unaudited).....   $ 2,581,485,000          $ 2,646,437,000

--------------------------
*2002 information reclassified for discounted operations accounting treatment.

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